EXHIBIT 10.4

BODY CENTRAL CORP.
INDEMNIFICATION  AGREEMENT

This Agreement is made as of the 5th day of February, 2013, by and between Body Central Corp., a Delaware corporation (the “Corporation”), and Brian P. Woolf (the “Indemnitee”), a director or officer of the Corporation (the “Agreement”).

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available, and

WHEREAS, the increase in corporate litigation subjects directors and officers to expensive litigation risks, and

WHEREAS, it is now and has always been the policy of the Corporation to indemnify its directors and officers, and

WHEREAS, the Corporation desires the Indemnitee to serve, or continue to serve, as a director or officer of the Corporation.

NOW THEREFORE, the Corporation and the Indemnitee do hereby agree as

follows: 1.                                Definitions.  As used in this Agreement:

(a)                               The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternative  dispute resolution  proceeding,  administrative  hearing or other proceeding,  whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

(b)                               The term “Corporate Status” shall mean the status of a person who is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, fiduciary, partner, trustee, member, employee or agent of or in a similar capacity with, another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

(c)                                The term “Expenses”  shall include, without limitation,  reasonable  attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating  costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

(d)                               The term “Change in Control” shall mean the occurrence of any one of the following:

(i)                                      Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange  Act of 1934, as amended  (the “Exchange  Act”)) (a “Person”), other than those Persons in control of the Corporation as of the date of this Agreement or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock  of the Corporation, becomes  the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly  or indirectly, of securities  of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities;

(ii)                                 A change in the Board of Directors of the Corporation (the “Board”) such that individuals who as of the date of this Agreement constitute the Board  (the “Incumbent Board”)  cease for any reason  to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election or nomination for election by the Corporation’s stockholders  was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board;

(iii)                              The consummation of: (a) a plan of complete  liquidation of the Corporation; (b) an agreement for the sale or disposition of all or substantially all of the Corporation’s assets;  or (c) a merger, consolidation or reorganization of the Corporation with or involving any other corporation, other than a merger, consolidation  or reorganization  that would result in the voting securities  of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Corporation (or such surviving  entity) outstanding  immediately after such merger, consolidation  or reorganization; or

(iv)                             The occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

(e)                                 The term “Independent Counsel” shall mean a law firm, or a member  of a law firm, that is experienced in matters of corporation law and neither currently is nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving  rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who under the applicable standards of professional  conduct then prevailing, would have a conflict of interest in representing either the Corporation  or the Indemnitee  in an action to determine the Indemnitee’s rights under this Agreement.

(f)                                   References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation  which imposes duties on or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

2.                                      Indemnity of Indemnitee. Subject to Sections 5, 6 and 8, the Corporation shall indemnify the Indemnitee in connection with any Proceeding as to which the Indemnitee is, was or is threatened to be made a party (or is otherwise involved) by reason of the Indemnitee’s Corporate Status, to the fullest extent permitted by law (as such may be amended from time to time).  In furtherance of the foregoing and without limiting the generality thereof:

(a)                                 Indemnification in Third-Party Proceedings. The Corporation  shall indemnify the Indemnitee in accordance with the provisions of this Section 2(a) if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding  (other than a Proceeding by or in the right of the Corporation  to procure  a judgment in its favor or a Proceeding referred  to in Section 5 below) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

(b)                                 Indemnification in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify  the Indemnitee  in accordance  with the provisions  of this Section 2(b) if the Indemnitee was or is a party to or threatened  to be made a party to or otherwise involved in any Proceeding  by or in the right of the Corporation  to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection  therewith, against all Expenses, judgments, fines, penalties and, to the extent permitted by law, amounts paid in settlement actually incurred by or on behalf of the Indemnitee  in connection  with such Proceeding, if the

Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that, if applicable law so requires, no indemnification shall be made under this Section 2(b) in respect  of any claim, issue or matter  as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Court of Chancery or such other court shall deem proper.

3.                                      Indemnification of Expenses of Successful  or Partly Successful  Party. Notwithstanding  any other provision of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein (other than a Proceeding referred to in Section 5), the Indemnitee shall be indemnified  against all Expenses actually incurred  by or on behalf of the Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.

4.                                      Indemnification for Expenses of a Witness.  To the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually incurred by or on behalf of the Indemnitee in connection therewith.

5.                                     Exceptions to Right of Indemnification.  Notwithstanding anything  to the contrary  to this Agreement, except  as set forth in Section  9, the Corporation shall not indemnify  the Indemnitee under this Agreement  in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation; and the Corporation shall not indemnify the Indemnitee to the extent the Indemnitee has been reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance,  the Indemnitee  shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

6.                                     Notification and Defense of Claim.

(a)                                As a condition precedent to the Indemnitee’s right to be indemnified, the Indemnitee must notify the Corporation  in writing as soon as practicable of any Proceeding for which indemnity will or could be sought, provided that failure to notify does not preclude any Indemnitee rights hereunder, except to the extent that the Corporation  is materially adversely affected by such failure.  The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, and the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement, and provided that Indemnitee’s counsel shall cooperate reasonably with the Corporation’s counsel to minimize the cost of defending claims against the Corporation and the Indemnitee.

(b)                                The Corporation shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding  effected without its written consent.  The Corporation shall not settle any Proceeding in any manner  that would impose any penalty or limitation on the Indemnitee or not fully release  the Indemnitee  without  the Indemnitee’s written consent.  Neither the Corporation nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

7.                                  Advancement of Expenses.  Subject to the provisions of Section 8, in the event of any Proceeding of which the Corporation receives notice under Section 6 of this Agreement, any Expenses actually and reasonably incurred by or on behalf of the Indemnitee in defending such Proceeding shall be paid by the Corporation  in advance of the final disposition of such Proceeding; provided, however, that the payment of such Expenses incurred by or on behalf of the Indemnitee in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking  by or on behalf of the Indemnitee to repay all amounts so advanced to the extent that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement.  Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make repayment.  Any advances and undertakings to repay pursuant to this Section 7 shall be unsecured and interest-free.

8.                                  Procedures.

(a)                                 In order to obtain indemnification or advancement of Expenses pursuant to this Agreement, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of Expenses. Any such indemnification or advancement of Expenses shall be made promptly, and in any event within 20 calendar days after receipt by the Corporation of the written request of the Indemnitee, subject to the provisions of Sections 8(b) and (c) below.

(b)                                With respect to requests for indemnification  under Section 2, indemnification  shall be made insofar as the Corporation determines that Indemnitee has met the applicable standard of conduct set forth in Section 2. Any determination as to whether Indemnitee has met the applicable standard of conduct set forth in Section 2, and any determination  that advanced Expenses must be subsequently repaid to the Corporation, shall be made, in the discretion of the Board of Directors of the Corporation, (1) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the Proceeding (“disinterested directors”), whether or not a quorum, (2) by a committee of disinterested directors designated by a majority vote of disinterested directors, whether or not a quorum, (3) if there are no disinterested directors, or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, or (4) by the stockholders of the Corporation.  Any such determination with respect to requests under Section 2 shall be made within the 30-day period referred to in clause (ii) of Section 8(a) (unless extended by mutual written agreement by the Corporation and Indemnitee).  For the purpose of the foregoing determination with respect to requests under Section 2 or repayment of advanced Expenses, the Indemnitee shall be entitled to a presumption that he or she has met the applicable standard of conduct set forth in Section 2.

(c)                                 Notwithstanding anything to the contrary  set forth in this Agreement,  if a request for indemnification  is made upon a Change in Control, at the election of the Indemnitee made in writing to the Corporation, any determination required to be made pursuant to Section 8(b) above as to whether the Indemnitee has met the applicable standard of conduct or is required to repay advanced Expenses shall be made by Independent Counsel selected as provided in this Section 8(c).  The Independent Counsel shall be selected by the Indemnitee, unless the Indemnitee shall request that such selection be made by the Board of Directors of the Corporation.  The party making the determination shall give written notice to the other party advising it of the identity of  the  Independent Counsel so selected.  The party receiving such notice may within seven days after such written notice of selection shall have been given, deliver to the other party a written objection to such selection.  Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements  of “Independent Counsel” as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection  is made, the Independent  Counsel so selected may not serve as Independent  Counsel unless and until a court has determined  that such objection is without  merit.   If, within 20 days after submission  by the Indemnitee of a written request for indemnification,  no Independent Counsel shall have been selected or if selected, shall have been objected to in accordance with this paragraph, either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction  for resolution of any objection which shall have been made by the Corporation or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel.  The Corporation shall pay the reasonable fees and expenses of Independent Counsel incurred  in connection with its acting in such capacity.  The Corporation shall pay any and all reasonable and necessary fees and expenses incident to the procedures of this  paragraph, regardless of the manner in which such Independent Counsel was selected or appointed.

(d)                         The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(e)                                The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.   In the event that any action, claim or proceeding to which Indemnitee is a party is resolved  in any manner other than by adverse judgment against  Indemnitee  (including, without limitation, settlement  of such action, claim or proceeding with or without  payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f)                                  The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s  entitlement to indemnification, including providing  to such person, persons or entity upon reasonable advance request any documentation or information  which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Expenses actually and reasonably incurred by the Indemnitee in so cooperating shall be borne by the Corporation (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies the Indemnitee therefrom.

9.                                      Remedies. The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable  by the Indemnitee  in any court of competent  jurisdiction  if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the applicable period referred to in Section 8.  Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement  of such action that indemnification  is proper in the circumstances  because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.  The Indemnitee’s Expenses actually and reasonably incurred in connection  with successfully  establishing the Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified  by the Corporation.

10.                             Partial Indemnification. If the Indemnitee is entitled  under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments,  fines, penalties or amounts paid in settlement actually and reasonably incurred  by or on behalf of the Indemnitee in connection with any Proceeding but not however,  for the total amount  thereof,  the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which the Indemnitee is entitled.

11.                             Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery  of the Indemnitee, who shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

12.                             Term  of Agreement. This Agreement shall continue until and terminate upon the later of (a) six years after the date that the Indemnitee shall have ceased to serve as a director or officer of the Corporation or at the request of the Corporation, as a director, officer,  partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited  liability company or other enterprise, or (b) the final termination of all Proceedings pending on the date set forth in clause (a) in respect of which the Indemnitee is granted rights of indemnification  or advancement of Expenses hereunder and of any proceeding commenced  by the Indemnitee pursuant to Section 9 of this Agreement relating thereto.

13.                            Indemnification Hereunder Not Exclusive.   The indemnification  and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Corporation’s Third Amended and Restated Certification of Incorporation (as the same may be amended from time to time), the Corporation’s Amended and Restated By-Laws (as the same may be amended from  time to time), any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of Delaware, any other law (common or statutory), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding office for the Corporation. Nothing contained in this Agreement shall be deemed to prohibit  the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or the Indemnitee in any such capacity, or arising out of the Indemnitee’s status as such, whether or not the Indemnitee would be indemnified against such expense, liability or loss under this Agreement.

14.                               Non-Disclosure of Payments. Except as expressly required by the securities laws of the United States of America,  neither party shall disclose  any payments under this Agreement unless prior approval of the other party is obtained.  If any payment information must be disclosed, the Company shall afford the Indemnitee an opportunity to review  all such disclosures and, if requested, to explain  in such statement any mitigating circumstances regarding the events to be reported.

15.                              No Special  Rights. Nothing  herein shall confer upon the Indemnitee any right to continue  to serve as an officer or director of the Corporation  for any period of time or at any particular rate of compensation.

16.                              Savings Clause. If this Agreement  or any portion thereof shall be invalidated  on any ground by any court of competent  jurisdiction, then the Corporation shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines,  penalties and amounts  paid in settlement with respect  to any Proceeding to the full extent  permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted  by applicable  law.

17.                              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute  the original.

18.                             Successors and  Assigns. This Agreement shall  be binding  upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.

19.                             Headings. The headings  of the paragraphs of this Agreement are inserted  for convenience  only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20.                          Modification and  Waiver. This Agreement may be amended  from time to time to reflect  changes  in Delaware law or for other reasons.  No supplement, modification or amendment  of this Agreement shall be binding unless executed  in writing by both of the parties hereto.  No waiver of any of the provisions  of this Agreement shall be deemed or shall constitute a waiver  of any other provision hereof nor shall  any such waiver  constitute a continuing waiver.

21.                              Notices.  All notices,  requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(a)                                if to the Indemnitee,  to the address set forth on the signature page hereto.

(b)                                if to the Corporation, to:     Body Central Corp.

Attn: General  Counsel

6225 Powers Avenue

Jacksonville, FL  32217

or to such other address as may have been furnished to the Indemnitee  by the Corporation  or to the Corporation  by the Indemnitee, as the case may be.

22.                              Applicable Law.  This  Agreement shall  be governed by, and construed and enforced  in accordance with, the laws of the State of Delaware.   The Indemnitee  may elect to have the right to indemnification or reimbursement or advancement of Expenses  interpreted on the basis of the applicable  law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent  permitted by law, or on the basis of the applicable law in effect  at the time such indemnification or reimbursement or advancement of Expenses  is sought.   Such election shall be made, by a notice in writing  to the Corporation, at the time indemnification or reimbursement or advancement of Expenses  is sought;  provided, however,  that if no such notice  is given,  and if the General  Corporation Law of Delaware is amended, or other Delaware law is enacted, to permit further indemnification of the directors  and officers,  then the Indemnitee shall be indemnified to the fullest extent permitted  under the General  Corporation Law, as so amended, or by such other Delaware  law, as so enacted.

23.                        Enforcement.  The Corporation expressly confirms  and agrees  that it has entered  into this  Agreement in order to induce the Indemnitee to continue to serve as an officer or director of the Corporation, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

24.                               Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject  matter  contained  herein and supersedes all prior  agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee’s rights under Delaware law or the Corporation’s Third Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws.

25.                               Consent to Suit.  In the case of any dispute under or in connection with this Agreement, the Indemnitee may only bring suit against the Corporation in the Court of Chancery of the State of Delaware.  The Indemnitee  hereby consents to the exclusive jurisdiction and venue of the courts of the State of Delaware, and the Indemnitee hereby waives any claim the Indemnitee may have at any time as to forum non conveniens with respect to such venue.  The Corporation shall have the right to institute any legal action arising out of or relating to this Agreement in any court of competent jurisdiction.   Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BODY CENTRAL CORP.

By:	/s/ Donna R. Ecton
Name: Donna R. Ecton
Title: Chairman of Compensation Committee of Body Central Corp.’s Board of Directors

INDEMNITEE:

By:	/s/ Brian P. Woolf
Name: Brian P. Woolf

Address:	c/o Body Central Corp.
6225 Powers Avenue
Jacksonville, FL 32217

[Signature Page to Indemnification Agreement]